EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

LILLY INDUSTRIES, INC. AND SUBSIDIARIES
(In thousands, except per share data)

                                          Year Ended November 30
                                      1996         1995        1994
Primary:
  Average shares outstanding - -
    Note A                            22,600       22,677      22,660

  Net Income                         $18,776      $20,264     $23,302
  Net Income per common share - -
    Note A                             $0.83        $0.89       $1.03
                                     =======      =======     =======

  Average shares outstanding - -
    Note A                            22,600       22,677      22,660
  Dilutive stock options based
     on treasury stock method
     using average market
     price - - Note A                    500          409         571
                                     -------      -------     -------
                                      23,100       23,086      23,231
                                     =======      =======     =======

  Net Income                         $18,776      $20,264     $23,302
  Net Income per common
     and common equivalent
     share - - Note A                  $0.81        $0.88       $1.00
                                     =======      =======     =======
Fully diluted:
  Average shares outstanding - -
    Note A                            22,600       22,677      22,660
  Dilutive stock options based
     on treasury stock method
     using  the higher of year end,
     quarter end or average market
     price - - Note A                    600          423         590
                                     -------      -------     -------
                                      23,200       23,100      23,250
                                     =======      =======     =======

  Net Income                         $18,776      $20,264     $23,302
  Net Income per common
     and common equivalent
     share - - Note A                   $.81        $0.88       $1.00
                                     =======      =======     =======

Note A - - Amounts have been adjusted to recognize the effect of all stock splits and stock dividends through November 30, 1996.